Exhibit 10.3

AMENDMENT

TO

AMERICAN STATES WATER COMPANY

2008 STOCK INCENTIVE PLAN

FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) by and between AMERICAN STATES WATER COMPANY, a California corporation (the “Corporation”), and                        (the “Participant”) evidences the nonqualified stock option (the “Option”) granted by the Corporation to the Participant as to the number of shares of the Corporation’s common shares, no par value (the “Common Shares”), first set forth below.

Number of Common Shares:(1)		Award Date:

Exercise Price per Share:(1)	$	Expiration Date: (1),(2)

% Vesting	Date of Vesting(1),(2)
[ %]
[ %]
[ %]

The Option is granted under the American States Water Company 2008 Stock Incentive Plan, as amended (the “Plan”) and subject to the Terms and Conditions of Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. The Option is not and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Code. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein, and the Participant acknowledges receipt of a copy of the Terms and the Plan.

“PARTICIPANT”	AMERICAN STATES WATER
COMPANY,
a California corporation
Signature

By:
Print Name
Its: President & Chief Executive Officer

Address

City, State, Zip Code

CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

(1) Subject to adjustment under Section 5.2 of the Plan.

(2) Subject to early termination as provided in Section 4 below.

TERMS AND CONDITIONS OF OPTION

1. Vesting; Limits on Exercise.

(a)           General. As set forth in the Option Agreement, the Option shall vest and become exercisable in percentage installments of the aggregate number of Common Shares subject to the Option. The Option may be exercised only to the extent the Option is vested and exercisable.

•

Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100(1) Common Shares may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

(b)           Early Vesting Upon Change in Control.  Notwithstanding Section 1(a), if the Participant’s employment is terminated by the Corporation without Cause upon or within twenty four months after the occurrence of a Change in Control Event, to the extent the Participant’s Option is not then vested, the Participant’s Option shall be deemed fully vested immediately prior to the first date the Participant is no longer employed by the Corporation.  In the case of any inconsistency between this Section 1(b) and Sections 5.2(c) or (e) of the Plan, this Section 1(b) shall control.

2. Continuance of Employment Required; No Employment Commitment.

Except as provided in Section 4.2 below, (a) the vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement and (b) employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in Section 4.2 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes an employment commitment by the Company, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.

3. Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of Common Shares to be purchased pursuant to the Option and accompanied by:

•	delivery of an executed Exercise Agreement in substantially the form attached hereto as Exhibit A or such other form as from time to time may be required by the Committee (the “Exercise Agreement”);

•

payment in full for the Exercise Price of the shares to be purchased, by check or electronic funds transfer to the Corporation, subject to such specific procedures or directions as the Committee may establish;

•	satisfaction of the tax withholding provisions of Section 5.5 of the Plan; and

•	any written statements or agreements required pursuant to Section 5.4 of the Plan.

(1)  Subject to adjustment under Section 5.2 of the Plan.

The Committee also may but is not required to authorize a non-cash payment alternative specified below at or prior to the time of exercise, in which case, the Exercise Price and/or applicable withholding taxes, to the extent so authorized, may be paid in full or in part by Common Shares already owned by the Participant, valued at their Fair Market Value on the exercise date; provided, however, that any shares acquired upon exercise of a stock option or otherwise directly from the Corporation must have been owned by the Participant for at least six (6) months before the date of such exercise.

4. Early Termination of Option.

4.1 Possible Termination of Option upon Change in Control. The Option is subject to termination in connection with a Change in Control Event or certain similar reorganization events as provided in Section 5.2 of the Plan.

4.2 Termination of Option upon a Termination of Participant’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.1 above, if the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary is referred to as the Participant’s “Severance Date”):

•

if the termination of the Participant’s employment or services is the result of any reason other than the Participant’s death, Total Disability, Retirement or a termination by the Corporation or a Subsidiary for Cause, (a) the Participant will have until the date that is three months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

•

if the termination of the Participant’s employment or services is the result of the Participant’s death, Total Disability or the Participant’s Retirement, (a) the Option will continue to vest and become exercisable in accordance with the vesting schedule set forth in the Option Agreement, (b) the Participant (or his or her beneficiary or personal representative, as the case may be) will have until the close of business on the date immediately prior to the Expiration Date, to the extent it is then vested, to exercise the Option, and (c) the Option, to the extent not exercised during such period, shall terminate on the Expiration Date; and

•

if the Participant’s employment or services are terminated by the Company for Cause, the Option, to the extent not exercised, whether vested or unvested, on the Severance Date shall terminate on the Severance Date.

For purposes of the Option, “Total Disability” and “Cause” have the meanings given to such terms in the Plan. For purposes of the Option, “Retirement” means retirement by the Participant from active service as an officer or employee of the Corporation and/or its Subsidiaries after attaining age 55 if the sum of the Participant’s years of service with the Corporation and/or its Subsidiaries and age is at least 75.

Notwithstanding the foregoing, in all events, the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 4.1. The Administrator shall be the sole judge of whether the Participant continues to render employment or services for purposes of this Option Agreement.

5. Non-Transferability and Other Restrictions.

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 1.8 of the Plan.

6. Notices.

Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address given beneath the Participant’s signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Employee, shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

7. Plan.

The Option and all rights of the Participant under this Option Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Participant acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof. The Participant acknowledges reading and understanding the Plan, the prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

8. Entire Agreement.

This Option Agreement (together with the form of Exercise Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 5.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, consistent with the terms of the Plan, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9. Governing Law; Limited Rights.

9.1. California Law. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.

9.2. Limited Rights. The Participant has no rights as a shareholder of the Corporation with respect to the Option as set forth in Section 5.7 of the Plan. The Option does not place any limit on the corporate authority of the Corporation as set forth in Section 5.14 of the Plan.

10. Miscellaneous.

10.1 Effect of this Agreement. Subject to the Corporation’s right to terminate the Option pursuant to Section 5.6 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors of the Corporation.

10.2 Counterparts. This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10.3 Section Headings. The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

11. Recoupment. The Option under this Agreement and the Common Shares received by the Participant from the exercise of the Option, or the value, proceeds or other benefits received by the Participant upon the sale of such Common Shares, shall be subject to the Corporation’s Policy Regarding Recoupment of Certain Performance-Based Compensation Payments, as it may be amended from time to time, or as otherwise may be required by law.

(Remainder of Page Intentionally Left Blank)

EXHIBIT A

AMERICAN STATES WATER COMPANY

2008 STOCK INCENTIVE PLAN

OPTION EXERCISE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Nonqualified Stock Option Agreement dated as of                              (the “Option Agreement”) under the American States Water Company 2008 Stock Incentive Plan, as amended (the “Plan”), as follows:

•	the Purchaser hereby irrevocably elects to purchase shares of Common Shares (the “Shares”), of American States Water Company (the “Corporation”), and

•	such purchase shall be at the price of $ per share, for an aggregate amount of $ (subject to applicable withholding taxes pursuant to Section 5.5 of the Plan).

Capitalized terms are defined in the Plan if not defined herein.

Delivery of Shares. The Purchaser requests that (1) a certificate representing the Common Shares be registered to Purchaser and delivered to:                                                            or (2) that the Common Shares be registered in the Purchaser’s name and electronically delivered to:                                                                                                                                                    .

Plan and Option Agreement. The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement, both of which are incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern. The Purchaser acknowledges receipt of a copy of all documents referenced herein and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them.

“PURCHASER”

Signature

Print Name

Address

City, State, Zip Code